On the letterhead of Lodgen, Lacher, Golditch, Sardi & Howard, LLP
Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
USN Corporation:
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the USN Corporation 2006 Equity Compensation Plan of our report dated June 22, 2005, with respect to the financial statements of USN Corporation included in its Annual Report (Form 10-KSB) for the year ended March 31, 2004, filed with the Securities and Exchange Commission.
We have not audited any financial statement of the company as of any date or for any period subsequent to March 31, 2004. Therefore, we are unable to and do not express any opinion on the financial position, results of operations, or cash flows as of any date or for any period subsequent to March 31, 2004

/s/ Lodgen, Lacher, Golditch, Sardi & Howard, LLP
Lodgen, Lacher, Golditch, Sardi & Howard, LLP
Formerly known as Frankel, Lodgen, Lacher, Golditch, Sardi & Howard LLP
Encino, California
May 31, 2006